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                                    EXHIBIT
                                      10.7





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                                FIRST AMENDMENT
                                       TO
                               PENDA CORPORATION
            FIRST AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN

     WHEREAS, the Company has adopted the Penda Corporation First Amended and Restated Management Stock Option Plan (the "Plan");

     WHEREAS, the employment of Earle Wirth ("Wirth"), the Company's former Chief Financial Officer, has been terminated by the Company without cause;

     WHEREAS, the Company did not achieve the Operating Profit and Return on Investment targets specified in Section 4(b) of the Plan for the Company's fiscal year ended December 31, 1995 and, accordingly, Options to purchase, in the aggregate, 821.05 Shares granted to Wirth as of January 1, 1995 pursuant to
Section 4(b) of the Plan lapsed (the "Lapsed 1995 Options");

     WHEREAS, Section 4(e) of the Plan provides that new Options may be granted covering the Shares subject to the Lapsed 1995 Options to such Employees and on such terms as the Board of Directors of the Company shall determine in its absolute discretion;

     WHEREAS, Wirth and the Company are parties to an Agreement, dated June 21, 1996, pursuant to which Wirth and the Company agreed inter alia, as between themselves, that Options to purchase, in the aggregate, 821.05 Shares granted to Wirth as of January 1, 1996 pursuant to Section 4(b) of the Plan were deemed canceled (the "Lapsed 1996 Options");

     WHEREAS, the Board of Directors wishes to amend the Plan to clarify that new Options may be granted covering the Shares subject to the Lapsed 1996 Options to such Employees and on such terms as the Board of Directors of the Company shall determine in its absolute discretion;

     WHEREAS, Section 4(g) of the Plan provides that Ungranted Options attributable to a terminated employee may be awarded within one year to a Replacement Officer;

     WHEREAS, Mark J. Blume has been named Chief Financial Officer of the Company; and

     WHEREAS, in order to provide an additional incentive to Mark J. Blume and to Gerard T. Mydlowski, the Board of Directors desires to amend the Plan, on the terms and subject to the conditions contained herein, to provide for the grant of additional Options to Messrs. Blume and Mydlowski;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Plan.

     2. New Options may be granted covering the Shares subject to the Lapsed 1996 Options to such Employees and on such terms as the Board of Directors of the Company shall determine in its absolute discretion.

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     3.  Section 4(c) of the Plan is redesignated Section 4(c)(i) and each reference to "Section 4(c)" contained in such Section 4(c) shall be deemed to refer to "Section 4(c)(i)."

     4.  The following new Sections 4(c)(ii) and (iii) are added to the Plan:

              (c)(ii) Grant of Additional 1996 Options to Blume and Mydlowski. Subject to the provisions of Section 6 hereof, Options to purchase 547.37 Shares of Common Stock shall be granted to the Additional Employees effective as of August 1, 1996, provided, however, notwithstanding any provision of this Plan which may be to the contrary, no such Options shall vest (i.e., become exercisable in accordance with Section 9(a) hereof) unless the Company's actual Operating Earnings and Return on Investment are both equal to or greater than the target Operating Profit and Return on Investment for the Company's fiscal year as set forth in the following table:


                  Year        Target Operating           Target Return
                                   Profit                on Investment
                  1996        $24.225 million                65.0%

              The following table sets forth the number of shares subject to the foregoing Options to be granted to each Additional Employee pursuant to this Section
         4(c)(ii):

                                        Number of Shares Subject
                  Name                    to Annual Options
               Mark J. Blume                  364.91
               Gerard T. Mydlowski            182.46
                  Total                       547.37

         Notwithstanding any provision of the Plan which may be to the contrary, (A) the per share exercise price for the Shares to be issued pursuant to the exercise of the Options granted pursuant to this Section 4(c)(ii) shall be $34.75, and (B) such Options shall be evidenced by the delivery of a written Option agreement dated as of August 1, 1996, and (C) the vesting and exercisability of such Options shall be subject in all respects to the Company achieving the specified Operating Profit and Return on Investment targets set forth above and the further limitations set forth in Section 9(a) hereof.

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                 (c)(iii) Grant of 1997 and 1998 Options to Blume
            and Mydlowski. Subject to the provisions of Section 6 hereof, Options to purchase 1,368.42 Shares of Common Stock shall be granted to the Additional Employees on the first day of each of the Company's fiscal years 1997 and 1998; provided, however, notwithstanding any provision of this Plan which may be to the contrary, no such Options shall vest (i.e., become exercisable in accordance with Section 9(a) hereof) unless the Company's actual Operating Earnings and Return on Investment are both equal to or greater than the target Operating Profit and Return on Investment for such fiscal year as set forth in the following table:

                                  Target                Target Return
                   Year        Operating Profit         on Investment
                   1997         $26.500 million             65.0%
                   1998         $28.925 million             65.0%

            The following table sets forth the number of shares subject to the Options to be granted to each Additional Employee with respect to each such year pursuant to this Section 4(c)(iii):

                                           Number of Shares Subject
                    Name                      to Annual Options
                Mark J. Blume                       912.28
                Gerard T. Mydlowski                 456.14
                  Total                           1,368.42

     5. Section 4(d) of the Plan is deleted and the following new Section 4(d) is substituted in its place:

                 (d) Evidence of Grant. Any Options granted under
            the provisions of Sections 4(b), 4(c)(i) and 4(c)(iii) shall be evidenced by the delivery of a written
            Option agreement within 90 days of the beginning of each such fiscal year. The date of grant of an Option shall be the first day of the year to which the Option relates, with the vesting and exercisability of such Option to be subject in all respects to the Company achieving the specified Operating Profit and Return on Investment targets and the further limitations set forth in Section 9(a) hereof.

     6. Each reference to "Section 4(c)" contained in Sections 4(f) and 4(g) of the Plan shall be deemed to refer to "Section 4(c)(i) and Section 4(c)(iii)."

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     7. In all other respects, the Plan is affirmed.




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